Exhibit 99

News Release

Contact:	Charles R. Guarino
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2008

Clearfield, Pennsylvania – July 30, 2008

CNB Financial Corporation, the parent company of CNB Bank, today announced reported earnings of $2.2 million or $0.26 diluted earnings per share for the quarter ended June 30, 2008, compared to $2.4 million or $0.27 diluted earnings per share for the same quarter of 2007. For the first six months of 2008, earnings were $4.2 million or $0.49 diluted earnings per share compared to $4.3 million or $0.49 diluted earnings per share for the comparable period in 2007.

William F. Falger, President and Chief Executive Officer, commented, “We are very pleased with our financial performance for the quarter and year to date as we continue to experience significant growth driven in large measure by deposit growth of 14.7% since year end 2007. Coupled with this deposit growth, we have also experienced strong loan growth of 10.2%. These growth rates reflect the success of our expansion into the Erie and Warren, Pennsylvania markets as well as continuing growth in our Holiday Financial Services subsidiary.”

Financial Highlights (in thousands, except share data)

Consolidated balance sheets	(Unaudited) 06/30/2008 Consolidated	12/31/2007 Consolidated	(Unaudited) 06/30/2007 Consolidated
ASSETS:
Cash and due from banks	$29,041	$23,540	$17,316
Interest bearing deposits with other banks	2,474	2,274	2,607
Federal funds sold	9,178	773	9

Total cash and cash equivalents	40,693	26,587	19,932
Interest bearing time deposits with other banks	4,395	3,498	5,297
Securities available for sale	174,434	162,643	166,484
Trading securities	4,510	—	—
Loans held for sale	4,244	1,745	2,767
Net loans	653,417	592,915	565,393
FHLB and other equity interests	5,226	5,834	5,195
Premises and equipment, net	22,323	19,780	16,870
Bank owned life insurance	15,432	15,099	14,823
Intangible assets, net	11,538	11,106	11,156
Accrued interest and other assets	9,147	17,101	9,319

TOTAL ASSETS	$945,359	$856,308	$817,236

LIABILITIES:
Deposits:
Non-interest bearing deposits	$103,874	$90,994	$89,386
Interest bearing deposits	651,969	568,163	558,571

Total deposits	755,843	659,157	647,957
Treasury, tax and loan borrowings	441	2,000	2,000
FHLB and other borrowings	99,000	98,000	72,145
Subordinated debentures	20,620	20,620	20,620
Accrued interest and other liabilities	3,397	7,248	6,082

TOTAL LIABILITIES	879,301	787,025	748,804

SHAREHOLDERS’ EQUITY:
Common stock	—	—	—
Additional paid in capital	12,939	13,058	13,058
Retained earnings	67,620	66,696	64,601
Treasury stock, at cost (669,883 shares for June 2008, 679,948 shares for December 2007, and 676,619 shares for June 2007	(9,790)	(9,947)	(9,944)
Accumulated other comprehensive (loss) income	(4,711)	(524)	717

TOTAL SHAREHOLDERS’ EQUITY	66,058	69,283	68,432

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$945,359	$856,308	$817,236

Nonperforming Assets	$3,684	$2,890	$1,763
Percentage of Nonperforming Assets to Total Assets	0.39%	0.34%	0.22%
Trust Assets	$214,626	$231,335	$230,307

	For Quarter Ended		Year To Date
Consolidated statements of income (unaudited)	6/30/08	6/30/07	6/30/08	6/30/07
INTEREST AND DIVIDEND INCOME:
Loans including fees	$11,594	$10,953	$23,203	$21,287
Deposits with banks	79	125	160	227
Federal funds sold	81	83	232	198
Securities	2,169	2,121	4,358	4,110

TOTAL INTEREST AND DIVIDEND INCOME	13,923	13,282	27,953	25,822

INTEREST EXPENSE:
Deposits	3,610	4,648	7,152	9,317
Borrowed funds	1,095	761	2,227	1,434
Subordinated debentures	219	383	533	603

TOTAL INTEREST EXPENSE	4,924	5,792	9,912	11,354

Net interest income	8,999	7,490	18,041	14,468
Provision for loan losses	756	442	1,265	568

NET INTEREST INCOME AFTER PROVISION	8,243	7,048	16,776	13,900

OTHER INCOME:
Trust and asset management fees	265	277	605	538
Service charges on deposit accounts	1,046	1,034	2,048	1,969
Other service charges and fees	354	218	650	400
Net security gains	—	22	117	35
Net security losses from sales of securities for which fair value was elected	(79)	—	(254)	—
Net unrealized losses on securities for which fair value was elected	(379)	—	(1,025)	—
Mortgage banking	102	104	195	181
Bank owned life insurance earnings	160	208	334	339
Wealth management	208	155	420	307
Other	173	194	306	430

TOTAL OTHER INCOME	1,850	2,212	3,396	4,199

OTHER EXPENSES:
Salaries and benefits	3,763	2,965	7,652	6,143
Net occupancy expense of premises	861	777	1,836	1,613
Amortization of intangibles	25	25	50	50
Other	2,457	2,253	4,921	4,473

TOTAL OTHER EXPENSES	7,106	6,020	14,459	12,279

Income before income taxes	2,987	3,240	5,713	5,820
Income tax expense	811	858	1,535	1,517

NET INCOME	$2,176	$2,382	$4,178	$4,303

Earnings per share, fully diluted	$0.26	$0.27	$0.49	$0.49
Dividends per share	$0.16	$0.15	$0.32	$0.30
Return on Average Assets (ROA)	0.96%	1.20%	0.95%	1.10%
Return on Average Equity (ROE)	12.26%	12.92%	11.87%	11.95%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

CNB Bank’s website is www.bankcnb.com.